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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF LAKES GAMING, INC.

 1.  Grand Casinos & Resorts of Canada, Inc., a Canada Corporation.

 2.  Riverside Entertainment Corp., a Pennsylvania Corporation.

 3.  Grand Resorts de Mexico, S.A. de C.V., a Mexico Corporation.

 4.  Grand Casinos Ontario, Inc., a Canada Corporation.

 5.  Grand Casinos Nevada I, Inc., a Minnesota Corporation.

 6.  Mille Lacs Gaming, LLC, a Minnesota LLC.
       (i) Mille Lacs Gaming, LLP, a Minnesota LLP.

 7.  Grand Casinos of Louisiana, LLC -- Tunica-Biloxi, a Minnesota LLC.

 8.  Grand Casinos of Louisiana, LLC -- Coushatta, a Minnesota LLC.
       (i) Magnum Investments of Lake Charles, Inc., a Louisiana Corporation.
       (ii) R&W Investments of Lake Charles, Inc. a Louisiana Corporation.

 9.  Grand Casinos Pechanga, Inc., a Minnesota Corporation.

10.  Grand Casinos Washington, Inc., a Minnesota Corporation.

11.  Grand Media & Electronics Distributing, Inc., a Minnesota Corporation.

12.  TRAK 21, LLC, a Minnesota LLC.